Exhibit 21.1

SUBSIDIARIES OF HUNTINGTON BANCSHARES INCORPORATED

The direct and indirect subsidiaries of Huntington Bancshares Incorporated at December 31, 2022, are listed below. The state or jurisdiction of incorporation or organization of each subsidiary (unless otherwise noted) is Ohio.

41 South High Ltd.
791, 801, AND 803 W. Big Beaver Road, LLC
AFL-HBAN Solar Trust (Delaware)
AM-HBAN Solar Trust (Delaware)
Amherst Consulting LLC (Michigan)
Capstone Capital Markets LLC (Delaware)
Capstone Corporate Finance LLC (Delaware)
Capstone Enterprises LLC (Delaware)
Capstone Partners LLC (Delaware)
Capstone Technology Group LLC (Delaware)
CE Capital, LLC (Pennsylvania)
CFC-HBAN Solar Trust (Delaware)
CHEMBACO, LLC (Michigan)
CL1-HBAN Solar Trust (Delaware)
CRS Capstone Partners LLC (Delaware)
Digital Payments Torana, Inc (Delaware)
FirstMerit Advisors, Inc.
FirstMerit Community Development Corporation
FirstMerit Securities, Inc.
FirstMerit Title Agency, LTD.
FMRC, Inc. (Delaware)
Forty-One Corporation
Fourteen Corporation
Gateway One Lending & Finance, LLC (Delaware)
GC1-HBAN Solar Trust (Delaware)
Haberer Registered Investment Advisor, Inc.
HBI Payments Holdings, Inc.
HBI Specialty Insurance, Inc.
HBI Title Services, Inc.
HCFFL, LLC (Nevada)
HLFB, Inc. (Nevada)
HMFAL, LLC
HMFAL II, LLC
HNB I LLC (Delaware)
HPAL Holdings, LLC (Nevada)
HPAL, LLC (Nevada)
HPAL II, LLC (Nevada)
HPCDS, Inc. (Nevada)
HPCF Corporation (Nevada)
HPCKAL, LLC (Nevada)
HPCLI, Inc.

HREIC Holdings, LLC
Huntington Bank International, Inc. (Minnesota)
Huntington Capital Financing Holdings I, Inc. (Nevada)
Huntington Capital Financing Holdings II, Inc. (Nevada)
Huntington Capital Financing OREO, Inc. (Nevada)
Huntington Capital I (Delaware)
Huntington Capital II (Delaware)
Huntington Captive Insurance Company (Arizona)
Huntington Commercial Finance Australia Pty Ltd (New South Wales, Australia)
Huntington Commercial Finance Canada, Inc. (Ontario, Canada)
Huntington Commercial Finance, LLC (Minnesota)
Huntington Commercial Finance New Zealand Limited (Auckland, New Zealand)
Huntington Distribution Finance, Inc. (Minnesota)
Huntington Equity Investments, LLC
Huntington Insurance, Inc.
Huntington Joint Venture I, LLC (Minnesota)
Huntington LT (Delaware)
Huntington Mezzanine Opportunities Inc.
Huntington Municipal Fund, Inc.
Huntington Municipal Fund II, Inc.
Huntington Municipal Securities, Inc. (Nevada) *
Huntington Merchant Services, LLC (Delaware)**
Huntington New Markets, CDE, LLC
Huntington Preferred Capital, Inc. *
Huntington Preferred Capital II, Inc.
Huntington Public Capital Corporation (Nevada)
Huntington Renewable Energy Investments, LLC
Huntington Securities, Inc.
Huntington Technology Finance, Inc. (Delaware)
Huntington West, Inc. (Delaware)
Metropolitan Savings Service Corporation
Midwest Funding, LLC (Illinois)
Mobile Consultants, Inc.
Prospect Trust I (Delaware)
Rate Risk Management Advisors, LLC
Red Iron Acceptance, LLC (Delaware)
Red Mountain LLC (Delaware)
Sky Capital LLC (Delaware) *
Sky Financial Capital Trust III (Delaware)
Sky Financial Capital Trust IV (Delaware)
STB Auto Exchange, LLC
TCF Auto Receivables, LLC (Delaware)
TCF Foundation (Minnesota)
TCF Illinois Realty Investments, LLC (Minnesota)
TCF International Operations, Inc. (Minnesota)
TCF Investments Management Inc. (Minnesota)

TCF Management Corporation (Minnesota)
TCF Servicing Company, LLC (Minnesota)
TCF Trust (Delaware)
The Derlam Company
The Huntington Capital Investment Company
The Huntington Capital Investment Company II
The Huntington Community Development Corporation
The Huntington Investment Company
The Huntington Kentucky, LLC (Kentucky)
The Huntington National Bank (United States)
The Huntington Real Estate Investment Company
The Huntington Real Estate Investment Company II
Thirty-Seven Corporation
Tower Hill Securities, Inc. (Nevada)
Troy BNK Investors LLC (Delaware)
TVPX 2019 MSN 6800199 Business Trust (Utah)
TVPX 9095 Business Trust (Utah)
Unizan Capital, LLC (Delaware) *
Winthrop Resources Holdings I, LLC (Minnesota)

*    - Owned jointly between The Huntington National Bank and Huntington Bancshares Incorporated.
**    - Less than 100% owned.